As filed with the Securities and Exchange Commission on April 5, 2004
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2004

B&G Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	333-39813	13-3916496
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4 Gatehall Drive, Suite 110, Parsippany, New Jersey		07054
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (973) 401-6500

Item 5. Other Events and Required FD Disclosure.

B&G Foods, Inc. (the "Company") is filing this Current Report on Form 8-K for the purpose of restating the Computation of Ratio of Earnings to Fixed Charges filed as Exhibit 12.1 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 2, 2004 in order to correct a typographical error. The Computation of Ratio of Earnings to Fixed Charges is being restated because the "Income as adjusted" for the year ended January 3, 2004 was incorrectly stated as "$59,946." The correct figure is "$56,946," as set forth in Exhibit 12.1 attached hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits.
12.1	Computation of Ratio of Earnings to Fixed Charges

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: April 5, 2004	By:	/s/ Robert C. Cantwell
Robert C. Cantwell Executive Vice President of Finance and Chief Financial Officer

Exhibit 12.1

                                                                            B&G FOODS, INC.
                                    COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT RATIOS)
	Year Ended	Year Ended	Year Ended
	Jan. 3, 2004	Dec. 28, 2002	Dec. 29, 2001
Income before income tax expense	$ 24,687	$ 24,505	$ 10,027
Add:
Interest expense	26,535	23,940	27,875
Amortization of deferred financing costs	4,670	2,686	1,972
Portion of rents representative of the interest factor	1,054	986	1,039

Income as adjusted	$ 56,946	$ 52,117	$ 40,913

Fixed charges:
Interest expense	$ 26,535	$ 23,940	$ 27,875
Amortization of deferred financing costs	4,670	2,686	1,972
Portion of rents representative of the interest factor	1,054	986	1,039

Fixed charges	$ 32,259	$ 27,612	$ 30,886

Ratio of earnings to fixed charges	1.77	1.89	1.32